LETTER AMENDMENT NO. 7

                             As of December 31, 1999


The Prudential Insurance Company
  of America

U.S. Private Placement Fund
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E

Dallas, Texas 75201

Ladies and Gentlemen:

                   We refer to the Master Shelf Agreement dated as of April 17, 1997, as amended by Letter Amendment No. 1 dated March 31, 1998, Letter Amendment No. 2 dated as of June 30, 1998, Letter Amendment No. 3 dated as of October 30, 1998, Letter Amendment No. 4 dated as of March 25, 1999, Letter Amendment No. 5 dated as of June 29, 1999 and Letter Amendment No. 6 dated as of September 30, 1999 (as amended, the "Agreement"), among the undersigned, TransMontaigne Inc., formerly known as TransMontaigne Oil Company, (the "Company"), and The Prudential Insurance Company of America ("Prudential") and U.S. Private Placement Fund (collectively, the "Purchasers"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

                  The Company has requested that the Agreement be amended to permit the sale of all of the stock of Bear Paw Energy Inc. The Company also has advised you that Events of Default under paragraphs 6A(1) and 6A(4) of the Agreement occurred as of December 31, 1999 and an Event of Default under paragraph 6A(5) of the Agreement may have occurred as of December 31, 1999 and has requested a temporary waiver of such Events of Default, effective only until February 22, 2000. You have indicated your willingness to so agree. Accordingly, it is hereby agreed by you and us as follows:

1. Amendments to the Agreement. The Agreement is, effective as of the date first above written, hereby amended as follows:

(a) Paragraph 4A. Required Prepayments. Paragraphs 4 and 4A are amended in their entirety to read as follows:

          "4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to any required prepayment as set forth in such Notes as provided in paragraph 4A(1) and as set forth in paragraph 4A(2) and with respect to the optional prepayments permitted by paragraph 4B.
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          4A. Required Prepayments. The Notes of each Series shall be subject to required prepayments as set forth in paragraphs 4A(1) and 4A(2).

          4A(1). Scheduled Prepayments. The Notes of each Series shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided, that upon any partial prepayment of the Notes of any Series pursuant to paragraph 4A(2), the principal amount of each required prepayment of the Notes of such Series becoming due under this paragraph 4A(1) on and after the date of such prepayment shall be reduced by a percentage equal to the product of (a) 100 and
          (b) the quotient arrived at by dividing the principal portion of the Notes of such Series so prepaid by the total principal amount of the Notes of such Series outstanding immediately prior to such prepayment.

          4A(2). Sale of Bear Paw Energy Inc. If the Company sells all of the stock or substantially all of the assets of Bear Paw Energy Inc. pursuant to paragraph 6C(5)(v), then on the closing date of such sale, the Company shall prepay the Series A Notes in an amount equal to $25,000,000, together with interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to the principal amount of Notes being so prepaid. The Company shall give the holders of the Notes at least three Business Days prior notice of its intention to prepay the Notes pursuant to this paragraph 4A(2), specifying the date of payment and the amount of interest and Yield-Maintenance Amount, if any, to be paid with such prepayment."

(b) Paragraph 6A. Certain Financial Tests. Effective as of January 13, 2000, a Paragraph 6A(6) is added to the Agreement immediately following paragraph 6A(5), reading in its entirety as follows:

          "6A(6) Consolidated Net Total Liabilities. The Company will not permit at any time the Consolidated Net Total Liabilities of the Company and its Subsidiaries to exceed $85,000,000."

(c) Paragraph 6C(5). Merger, Consolidation and Disposition of Assets. Paragraph 6C(5) is amended by adding immediately following clause (iv) thereof a new clause (v) reading in its entirety as follows:

          "(v) The Company may, no later than January 31, 2000, sell all of the stock or substantially all of the assets of Bear Paw Energy Inc. for not less than $120,000,000 in Net Sale Proceeds; provided, that a portion of the Net Sale Proceeds of such sale shall be applied to prepay $25,000,000 of the principal of the Notes pursuant to paragraph 4A(2) and the remainder of such Net Sale Proceeds shall be applied to prepay the principal of the Indebtedness of the Company permitted by clause (xii) of paragraph 6C(2), any related breakage costs and a prepayment premium in an amount equal to one-half of one percent (0.50%) of the principal amount of such Indebtedness prepaid."

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(d)      Paragraph  7A.  Acceleration.  Paragraph  7A is amended by amending clause (v) in its entirety to read as follows:

          "(v) the Company fails to perform or observe any term, covenant or agreements contained in paragraphs 5A(v), 5J, 5O, 6A, 6B, 6C(1), 6C(2), 6C(3), 6C(4), 6C(5), 6C(6) or 6F; or"

(e) Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is amended by adding the following new definitions in alphabetical order:

          "Consolidated Net Total Liabilities" means on any date the difference (which may be a negative number) of (a) the Consolidated Total Liabilities on such date of the Company and its Subsidiaries, including therein, without limitation, the outstanding principal amount, if any, of the "Revolving Loan" and the "Swingline Loan" and the outstanding "Letter of Credit Exposure" (each as defined in the Bank Agreement) under the Bank Agreement and excluding therefrom all Indebtedness of the Company and its Subsidiaries to the extent that such Indebtedness is secured by moneys available to be drawn under a Letter of Credit (as defined in the Bank Agreement), minus (b) the Consolidated Current Assets of the Company and its Subsidiaries as of such date; provided that for purposes of clause (b) of this definition, Consolidated Current Assets shall include cash and Cash Equivalents.

          "Net Sale Proceeds" means, with respect to the sale of stock or substantially all of the assets of Bear Paw Energy Inc. permitted by paragraph 6C(5)(v), the cash proceeds received by the Company and its Subsidiaries on the closing date of such sale (including the portion attributable to growth capital expenditures made since June 30, 1999), without reference to any working capital adjustment required to be made on a post-closing basis, less reasonable transaction costs of the Company and its Subsidiaries paid from the proceeds of such sale (which costs shall not exceed $500,000).

1. Consent of Guarantors. Each Guarantor under the Guaranty contained in paragraph 11 of the Agreement hereby consents to this letter amendment and hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said letter amendment, all references in the Guaranty to the Agreement, "thereunder", "thereof", or words of like import referring to the Agreement shall mean the Agreement as amended by said letter amendment.

2. Consent of Pledgors. Each of the Company, TransMontaigne Transportation Services Inc., TransMontaigne Product Services Inc. and TransMontaigne Pipeline Inc. is a Pledgor under the Pledge Agreement (the "Pledgors"), and each hereby agrees that (i) the Pledge


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
     Agreement shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, this letter amendment, all references in the Pledge Agreement to the Loan Documents shall mean the Loan Documents as amended by this Amendment and (ii) all of the Loan Security described therein does, and shall continue to, secure the payment by the Pledgors of their obligations under the Loan Documents, as amended by this letter amendment.

3. Waiver. Effective as of the date hereof, any Event of Default under paragraphs 6A(1), 6A(4) or 6A(5) of the Agreement existing on December 31, 1999 or for the period ending on December 31, 1999 is hereby waived, except that such waiver shall lapse and be of no further force and effect as of the close of business, Denver time, on February 22, 2000.

4. Additional Credit Security. As soon as possible, each of the Company and its Subsidiaries (excluding Bear Paw Energy Inc.) shall enter into a security agreement granting to the Collateral Agent on behalf of the holders of the Notes and on behalf of the lenders under the Bank Agreement a security interest in all of the accounts, inventory, general intangibles and other personal property of the Company and such Subsidiaries, in which security agreement the Company and such Subsidiaries shall agree, among other things, to perfect such security interests as soon as possible and to convey to the Collateral Agent acting in such capacity deeds of trust and/or mortgages on all of their real property; and such agreement shall be satisfactory in form and substance to the Collateral Agent and the Required Holder(s) and accompanied by such corporate certificates and legal opinions as the Collateral Agent or the Required Holder(s)shall require. The Loan Security granted thereunder shall be shared on a parity basis between the Obligations and the Bank Obligations in the same manner as currently provided in the Intercreditor Agreement.

5. Release of Bear Paw. Upon the sale of all of the stock or substantially all of the assets of Bear Paw Energy Inc. as permitted by clause (v) of paragraph 6C(5) of the Agreement as amended hereby, the Collateral Agent shall return to the Company the stock certificate representing the Company's ownership of 10,000 shares of the common stock of Bear Paw Energy Inc. being held as security under the Pledge Agreement, and Bear Paw Energy Inc. shall be released as a Guarantor under the Agreement as amended hereby. The Purchasers shall provide such written evidence or acknowledgment of such releases as the Company may reasonably request.

6. Representations and Warranties. In order to induce you to enter into this letter amendment, each of the Obligors hereby represents and warrants that each of the representations and warranties contained in paragraph 8 of the Agreement, is true and correct on the date hereof and that you have been provided an accurate and complete copy (including exhibits) of the Agreement and Plan of Merger dated December 27, 1999 among Bear Paw Energy Inc., the Company and BPE Acquisition, LLC and that such agreement is in full force and effect.

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

7.   Miscellaneous.

     (a) Effect on Agreement. On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, and each reference in the Pledge Agreement to "the Shelf Agreement" "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement. This letter amendment shall be a Loan Document.

     (b) Counterparts. This letter amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment. Delivery of this letter amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

     (c) Effectiveness. This letter amendment shall become effective as of the date first above written when and if each of the conditions set forth in this subparagraph (c) shall have been satisfied.

          (I) Executed Counterparts. Counterparts of this letter amendment shall have been executed by the Company, each Guarantor, each Pledgor and you.

          (II) No Default or Event of Default. After giving effect the amendments and waivers effected hereby, no Default or Event of Default under the Agreement shall have occurred and be continuing.

          (III) Bank Agreement. The Bank Agreement shall have been amended and waived to reflect the amendments and waivers to the Agreement made herein, such amendment and waiver to be satisfactory in form and substance to you, and in connection with such amendments and waivers to the Bank Agreement, no payment of any amount and no increase in, or additional types of, the rate of interest, breakage costs or any other fees, costs, expenses or other amounts payable with respect to the Bank Agreement, shall have been made in consideration of such amendments and waivers other than the 0.50% prepayment premium to be paid under the Bank Agreement in connection with the sale of Bear Paw Energy Inc. as contemplated by paragraph 6C(5) as amended hereby and costs and expenses related to such amendments and waivers.

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

     (d) Expenses. The Company confirms its agreement, pursuant to paragraph 12B of the Agreement, to pay promptly all expenses of the Purchasers related to this letter amendment and all matters contemplated by this letter amendment, including without limitation all fees and expenses of the Purchasers' special counsel and any local or other counsel retained by the Collateral Agent.

     (e) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

       [Remainder of page intentionally left blank; signature pages follows]

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


                If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this letter amendment to TransMontaigne Inc., 370 17th Street, Suite 2750, Denver, Colorado 80202, Attention of Harold R. Logan, Jr.

                                 Very truly yours,

                                 TRANSMONTAIGNE INC.
                                 (f/k/a TransMontaigne Oil Company)

                                 By:  /s/ Donald H. Anderson
                                      -----------------------------
                                      Donald H. Anderson, President

                                 Guarantors/Pledgors

                                 TRANSMONTAIGNE PRODUCT SERVICES
                                    MIDWEST INC. (f/k/a TransMontaigne Product
                                    Services Inc.)

                                 TRANSMONTAIGNE PIPELINE INC.
                                 TRANSMONTAIGNE TERMINALING INC.
                                 TRANSMONTAIGNE TRANSPORTATION SERVICES INC.
                                 BEAR PAW ENERGY INC.

                                 TRANSMONTAIGNE PRODUCT SERVICES INC.

                                 By:  /s/ Donald H. Anderson
                                      -----------------------------
                                      Donald H. Anderson,
                                      Chief Executive Officer of each of the
                                      foregoing corporations

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


         Agreed as of the date first above written:

         THE PRUDENTIAL INSURANCE COMPANY
            OF AMERICA

         By:  /s/ Ric E. Abel
              ---------------------------
              Ric E. Abel, Vice President

         U.S. PRIVATE PLACEMENT FUND

         By:    Prudential Private Placement
                Investors, L.P., Investment Advisor

         By:    Prudential Private Placement
                Investors, Inc., its General Partner

         By:  Ric E. Abel
              -----------------------------
              Ric E. Abel, Vice President

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